EXHIBIT 99.1

Press Release
For Immediate Release
Company contact: Robert W. Howard, Executive Vice President, Finance and Investor Relations, or William M. Crawford, Investor Relations, 303-293-9100
Bill Barrett Corporation To Conduct
Second Quarter 2005 Results Conference Call on August 4, 2005
DENVER – July 28, 2005 – Bill Barrett Corporation (NYSE: BBG) will release its financial and operating results for the second quarter of 2005 before the market opens on Thursday, August 4, 2005. A conference call to discuss these results is scheduled for 2:00 p.m. EDT (1:00 p.m. CDT, 12:00 p.m. MDT) on Thursday, August 4, 2005. The conference call details are:

Call-in Number: Passcode:	800-344-0624 US/Canada 706-643-1890 International 7922211
Access to a live Internet broadcast will be available at www.billbarrettcorp.com by clicking on the link entitled “Webcasts.”
A webcast archive will be made available approximately one hour after the conference call. The web archive can be accessed at www.billbarrettcorp.com.
A telephonic replay also will be available approximately two hours after the call on Thursday, August 4, 2005 and will continue to be available through Saturday, August 6, 2005. You may access this replay at:

Replay Number: Passcode:	800-642-1687 US/Canada 706-645-9291 International 7922211
About Bill Barrett Corporation
Bill Barrett Corporation, headquartered in Denver, explores for and develops oil and natural gas in projects across nine basins in the U.S. Rocky Mountains. The Company trades publicly under the symbol BBG on the New York Stock Exchange. For further information, please visit www.billbarrettcorp.com.
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